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                                                                      Exhibit 11

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                                    Three Months Ended                      Nine Months Ended
                                                       September 30,                           September 30,
                                              -------------------------------        ------------------------------
                                                  2003               2002                2003              2002
                                              -------------      ------------        ------------      ------------
Net income                                    $   6,114,713      $  5,544,692        $ 17,821,138      $ 16,041,602
Less: preferred dividends                            31,127            28,073              94,271            84,627
                                              -------------      ------------        ------------      ------------
Net income available for common
 shareholders and adjusted for diluted
 computation                                  $   6,083,586      $  5,516,619        $ 17,726,867      $ 15,956,975
                                              =============      ============        ============      ============
Weighted average common
 shares outstanding                              14,908,734        14,878,820          14,867,562        14,978,045
Add dilutive effect of:
    Stock options                                   650,972           556,829             635,014           646,767
    Convertible preferred stock                     227,137           232,648             229,301           233,481
Adjusted for assumed diluted                  -------------      ------------        ------------      ------------
  computation                                    15,786,843        15,668,297          15,731,877        15,858,293
                                              =============      ============        ============      ============
Basic earnings per share                      $        0.41      $       0.38        $       1.19      $       1.07
                                              =============      ============        ============      ============
Diluted earnings per share                    $        0.39      $       0.36        $       1.13      $       1.01
                                              =============      ============        ============      ============

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